UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2015

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 8, 2015, EPR Properties (the "Company") entered into an Ownership Limit Waiver Agreement (the "Waiver Agreement") with Nuveen Asset Management, LLC ("Nuveen"). The Waiver Agreement, authorized by the Company's Board of Trustees, waives the ownership limit set forth in the Company's Amended and Restated Declaration of Trust, as amended, to permit Nuveen, on behalf of certain accounts and institutions, to acquire up to an aggregate of 15% (but not more than 15%), as determined by reference to liquidation value, of each of the Company's issued and outstanding 5.75% Series C Cumulative Convertible Preferred Shares, 9.00% Series E Cumulative Convertible Preferred Shares and 6.625% Series F Cumulative Redeemable Preferred Shares. The Company conditioned the waiver upon the receipt of certain undertakings and representations from Nuveen, which the Company deemed reasonably necessary in order to determine that the waiver did not adversely affect the Company's qualification as a real estate investment trust.
The foregoing description of the Waiver Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Waiver Agreement, which is attached as Exhibit 4.1 hereto, and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Ownership Limit Waiver Agreement, dated as of July 8, 2015, by and between EPR Properties and Nuveen Asset Management, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer
Date: July 9, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Ownership Limit Waiver Agreement, dated as of July 8, 2015, by and between EPR Properties and Nuveen Asset Management, LLC.